EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES THIRD QUARTER EARNINGS

          Newport Beach, California - October 16, 2003 - Downey Financial Corp. (NYSE: DSL) reported that net income for the third quarter of 2003 totaled $29.3 million or $1.05 per share on a diluted basis, over double the $14.6 million or $0.52 per share in the year-ago third quarter. No shares of common stock were repurchased during the third quarter of 2003, and $38 million of the previously announced $50 million authorization remains for future share repurchases.

          The increase in net income between third quarters primarily reflected:

  A $24.4 million increase in gains from sales of loans and mortgage-backed securities;
  A $20.5 million improvement in loan servicing activities;
  A $3.5 million increase in income from real estate and joint ventures held for investment; and
  A $2.6 million increase in loan and deposit related fees.

          Those favorable items were partially offset by:

  A $11.0 million loss from trading securities;
  A $8.6 million decline in net interest income; and
  A $6.4 million increase in general and administrative expense.

          For the first nine months of 2003, net income totaled $78.0 million, up from $72.3 million from the same period a year ago. On a diluted per share basis, net income was $2.79 for the first nine months of 2003, up 9.0% from $2.56 a year ago.

Net Interest Income

          Net interest income totaled $68.3 million in the third quarter of 2003, down $8.6 million or 11.2% between third quarters. Interest-earning assets, which averaged $11.0 billion in the current quarter, were up 1.2% from a year ago. The favorable impact of higher interest-earning assets was more than offset by a decline in the effective interest rate spread. The effective interest rate spread averaged 2.48% in the third quarter, down from 2.83% a year ago and down from 2.70% in the second quarter of 2003. The decline between third quarters was due to the yield on interest-earning assets declining more rapidly than the cost of funds. The more rapid decline in the yield on interest-earning assets primarily reflected a positive interest rate gap (i.e., more interest-earning assets reprice to market interest rates within one year than do interest-bearing liabilities). In addition, the decline in the effective interest rate spread als o reflected a higher proportion of lower yielding investment securities, a higher proportion of MTA ARMs that currently have lower fully-indexed yields than COFI ARMs and a lower percentage of higher yielding subprime loans.

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          For the first nine months of 2003, net interest income totaled $223.6 million, down $8.4 million from a year ago.

Provision for Loan Losses

          During the current quarter, $1.1 million of provision for loan losses was reversed, compared to an expense of $0.5 million in the year-ago third quarter. The current quarter reversal reflected both an improvement in credit quality and a decline in the loan portfolio. The allowance for loan losses was $31 million at September 30, 2003, compared to $35 million at year-end 2002. Net charge-offs totaled $0.4 million in the third quarter of 2003, compared to $1.4 million a year-ago. Year-ago net charge-offs included a $1.2 million charge-off of a commercial real estate loan for which a short-pay was accepted in full satisfaction of the loan.

          For the first nine months of 2003, $3.4 million of provision for loan losses was reversed and net charge-offs were $0.8 million. That compares to a provision for loan losses of $0.8 million and net charge-offs of $2.1 million in the year-ago period.

Other Income

          Other income totaled $33.5 million in the third quarter of 2003, compared to a loss of $4.8 million a year ago. Contributing to the $38.3 million improvement between third quarters was:

  A $24.4 million improvement in net gains from sales of loans and mortgage-backed securities. Net gains in the current quarter totaled $23.5 million, including a $1.1 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 1.15% of secondary market sales of $1.9 billion was realized, which compares favorably to the year-ago gain of 0.10%.
  A $20.5 million improvement in loan servicing activities. Loan servicing income totaled $1.5 million in the current quarter, compared to a loss of $19.0 million a year ago. The current quarter primarily benefited from a $5.1 million recapture of valuation allowances for mortgage servicing rights, whereas the year-ago quarter included a provision to increase valuation allowances by $18.0 million. The recapture of valuation allowances in the current quarter reflected rising mortgage interest rates resulting in a slower projected rate at which the loans we service for others are expected to prepay, thereby lengthening their expected average life. While future prepayment speeds are currently projected to slow, prepayments were high during the current quarter resulting in an impairment write-down of $13.9 million against the allowance. At September 30, 2003, mortgage servicing rights, net of a $22 million valuation allowance, totaled $70 million or 0.78% of the $9.1 billion of associated loa ns serviced for others.
  A $3.5 million increase in income from real estate and joint ventures held for investment due primarily to higher gains from sales. Gains from sales in the current quarter totaled $5.4 million and were $3.8 million higher than a year ago.
  A $2.6 million increase in loan and deposit related fees, primarily reflecting increases of $1.2 million in loan prepayment fees and $0.8 million in deposit related fees.

Those increases in other income were partially offset by two items. First, a loss of $11.0 million was realized from trading securities. The trading securities were sold in July and served as a partial economic hedge against mortgage servicing rights. And second, the other income category reflected a loss of $0.7 million which included a $1.1 million loss associated with computer software no longer being utilized, compared to income of $0.9 million a year ago.

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          For the first nine months of 2003, other income totaled $63.8 million, up $33.2 million from a year ago.

Operating Expense

          Operating expense totaled $52.4 million in the current quarter, up $5.9 million or 12.6% from the third quarter of 2002, due primarily to higher general and administrative expense. For the first nine months of 2003, operating expense totaled $155.9 million, up $19.3 million or 14.1% from a year ago.

Assets, Loan Originations and Deposits

          At September 30, 2003, assets totaled $11.2 billion, down $1.4 billion or 10.9% from a year ago. Included in year-ago assets were $1.0 billion of 30-year fixed rate mortgage-backed securities purchased in late September of 2002, but sold in the following month due to interest rate volatility and the potential adverse impact market interest rate changes could have on the carrying value of the investment. Since year-end 2002, assets are down $819 million. Even though mortgage interest rates rose during the current quarter, refinance activity continued to remain high, as loan applications submitted when interest rates were lower in the second quarter funded in the current quarter. As a result, loan repayments continued to exceed portfolio originations and loans held for investment declined $399 million in the quarter and were $672 million below the year-end level. In addition, loans held for sale declined $386 million in the quarte r and were $317 million below the year-end level, as the volume of new fixed rate applications fell due to the rise in mortgage interest rates during the current quarter. The decline in loans since year end was partially offset by an increase of $173 million in investment securities, the majority of which adjust to market interest rates every three months. During the quarter, the single family unfunded loan application pipeline declined 42.1% to $1.7 billion due to a decline in applications of fixed rate loans for sale reflective of the increase in mortgage interest rates.

          Single family loan originations (including purchases) totaled $2.576 billion in the third quarter of 2003, down from the $2.832 billion in the third quarter of 2002. Single family loans originated for sale declined $234 million to $1.566 billion, while single family loans originated for portfolio declined by $22 million to $1.010 billion. Of the current quarter total originated for portfolio, $56 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.1 billion, with an average loan-to-value ratio at origination of 74% and, of the total, 90% represented "A-" credits. In addition to single family loans, $103 million of other loans were originated in the quarter.

          Deposits totaled $8.6 billion at September 30, 2003, down 5.0% from the year-ago level and 6.8% from year-end 2002. During the quarter, one new in-store branch was opened. This brings the total number of branches to 171, of which 168 are in California and three are in Arizona. At quarter end, the average deposit size of our 72 traditional branches was $100 million, while the average deposit size of our 99 in-store branches was $14 million ($16 million excluding the 14 new in-store branches opened within the past 12 months).

Non-Performing Assets

          Non-performing assets declined $4 million during the quarter to $63 million, or 0.56% of total assets compared to 0.67% at year-end 2002. The decline during the quarter was primarily in subprime residential loans.

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Regulatory Capital Ratios

          At September 30, 2003, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 8.16% and a risk-based capital ratio of 15.92%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

           Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not underta ke to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
(Dollars in Thousands, Except Per Share Data)	2003	2002	2002

Assets
Cash	$113,075	$123,524	$135,493
Federal funds	4,001	2,555	16,702

Cash and cash equivalents	117,076	126,079	152,195
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	635,825	457,864	267,310
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,135 at December 31, 2002
and $6,305 at September 30, 2002)	-	6,149	6,320
Loans held for sale, at lower of cost or fair value	335,437	652,052	665,587
Mortgage-backed securities available for sale, at fair value	1,590	2,253	1,019,030
Loans receivable held for investment	9,650,441	10,322,637	10,000,420
Investments in real estate and joint ventures	32,435	33,890	40,371
Real estate acquired in settlement of loans	7,436	12,360	15,441
Premises and equipment	111,201	113,536	113,258
Federal Home Loan Bank stock, at cost	121,813	117,563	116,041
Mortgage servicing rights, net	70,400	57,729	46,912
Other assets	75,713	76,039	75,533

	$11,159,367	$11,978,151	$12,518,418

Liabilities and Stockholders’ Equity
Deposits	$8,608,068	$9,238,350	$9,056,932
Federal Home Loan Bank advances and other borrowings	1,263,328	1,624,084	1,869,789
Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures
of the Company ("Capital Securities")	120,000	120,000	120,000
Accounts payable and accrued liabilities	180,869	102,533	618,210
Deferred income taxes	92,892	70,080	62,680

Total liabilities	10,265,157	11,155,047	11,727,611

Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares; issued 28,235,022 shares at September 30, 2003,
December 31, 2002 and September 30, 2002	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive income (loss)	(757)	(1,422)	274
Retained earnings	813,063	742,622	705,172
Treasury stock, at cost, 306,300 shares at September 30, 2003 and
December 31, 2002 and 212,300 shares at September 30, 2002	(12,170)	(12,170)	(8,713)

Total stockholders’ equity	894,210	823,104	790,807

	$11,159,367	$11,978,151	$12,518,418

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands, Except Per Share Data)	2003	2002	2003	2002

Interest income
Loans receivable	$119,990	$150,987	$393,363	$459,712
U.S. Treasury securities and agency obligations	2,497	2,190	7,520	7,386
Mortgage-backed securities	16	287	51	2,503
Other investments	1,196	1,460	4,336	5,146

Total interest income	123,699	154,924	405,270	474,747

Interest expense
Deposits	38,010	59,598	128,229	188,354
Borrowings	14,304	15,314	44,280	45,226
Capital securities	3,040	3,040	9,122	9,122

Total interest expense	55,354	77,952	181,631	242,702

Net interest income	68,345	76,972	223,639	232,045
Provision for (reduction of) loan losses	(1,104)	471	(3,437)	812

Net interest income after provision for (reduction of) loan losses	69,449	76,501	227,076	231,233

Other income, net
Loan and deposit related fees	14,405	11,848	40,032	34,762
Real estate and joint ventures held for investment, net	5,864	2,407	8,876	6,420
Secondary marketing activities:
Loan servicing income (loss), net	1,550	(18,963)	(33,828)	(35,168)
Net gains (losses) on sales of loans and mortgage-backed securities	23,467	(971)	55,882	22,126
Net gains on sales of mortgage servicing rights	-	-	23	306
Net losses on trading securities	(11,040)	-	(10,449)	-
Net gains on sales of investment securities	-	-	8	209
Litigation award	-	-	2,717	-
Other	(747)	913	584	2,034

Total other income (loss), net	33,499	(4,766)	63,845	30,689

Operating expense
Salaries and related costs	34,312	29,067	101,466	86,819
Premises and equipment costs	8,291	7,916	23,975	22,803
Advertising expense	835	1,066	2,644	3,692
SAIF insurance premiums and regulatory assessments	787	765	2,443	2,313
Professional fees	798	91	1,844	888
Other general and administrative expense	7,718	7,474	23,722	20,035

Total general and administrative expense	52,741	46,379	156,094	136,550
Net operation of real estate acquired in settlement of loans	(376)	110	(190)	79

Total operating expense	52,365	46,489	155,904	136,629

Income before income taxes	50,583	25,246	135,017	125,293
Income taxes	21,332	10,678	57,034	52,972

Net income	$29,251	$14,568	$77,983	$72,321

PER SHARE INFORMATION

Basic	$1.05	$0.52	$2.79	$2.56

Diluted	$1.05	$0.52	$2.79	$2.56

Cash dividends declared and paid	$0.09	$0.09	$0.27	$0.27

Weighted average diluted shares outstanding	27,963,374	28,132,199	27,962,012	28,229,288

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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands)	2003	2002	2003	2002

Net income by business segment
Banking	$25,621	$13,100	$72,271	$68,511
Real estate investment	3,630	1,468	5,712	3,810

Total net income	$29,251	$14,568	$77,983	$72,321

Selected financial ratios
Effective interest rate spread	2.48%	2.83%	2.68%	2.91%
Efficiency ratio (a)	54.95	66.45	56.58	53.32
Return on average assets	1.02	0.52	0.90	0.87
Return on average equity	13.16	7.44	12.07	12.54

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$953,460	$881,577	$2,883,088	$2,730,772
Residential one-to-four units — subprime	56,397	150,531	196,861	407,687
All other	102,618	42,576	232,180	208,298
Repayments	(1,526,563)	(927,653)	(4,006,496)	(2,820,902)

Loans originated for sale portfolio (b)	1,566,423	1,799,673	5,334,724	4,131,463

Loans and mortgage-backed securities sold (c)	(1,937,886)	(1,563,886)	(5,640,423)	(4,038,789)

Increase (decrease) in loans (including
mortgage-backed securities)	(785,558)	1,399,004	(989,474)	1,552,624

Increase (decrease) in assets	(788,183)	1,387,990	(818,784)	1,413,388

Increase (decrease) in deposits	(287,384)	366,374	(630,282)	437,366

Increase (decrease) in borrowings	(412,643)	456,182	(360,756)	347,077

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
	2003	2002	2002

Capital ratios (Bank only)
Tangible	8.16%	6.92%	6.36%
Core	8.16	6.92	6.36
Risk-based	15.92	14.08	13.65

Book value per share	$32.02	$29.47	$28.22

Number of branches including in-store locations	171	165	156

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment, litigation award and investment securities gains or losses.
(b) Includes loans purchased.
(c) Includes $2.7 million of non-mortgage commercial loans sold in the second quarter of 2003.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended September 30,

	2003			2002

			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,421,746	$119,990	4.61%	$10,475,813	$150,987	5.77%
Mortgage-backed securities	1,660	16	3.86	32,601	287	3.52
Trading and investment securities	599,065	3,693	2.45	387,325	3,650	3.74

Total interest-earning assets	11,022,471	123,699	4.49	10,895,739	154,924	5.69
Non-interest-earning assets	393,442			393,252

Total assets	$11,415,913			$11,288,991

Transaction accounts:
Non-interest-bearing checking	$436,087	$-	-%	$301,169	$-	-%
Interest-bearing checking (a)	456,023	292	0.25	414,909	323	0.31
Money market	133,736	350	1.04	114,544	487	1.69
Regular passbook	4,131,975	12,874	1.24	3,222,127	18,566	2.29

Total transaction accounts	5,157,821	13,516	1.04	4,052,749	19,376	1.90
Certificates of deposit	3,699,164	24,494	2.63	4,766,674	40,222	3.35

Total deposits	8,856,985	38,010	1.70	8,819,423	59,598	2.68
Borrowings	1,322,837	14,304	4.29	1,396,414	15,314	4.35
Capital securities	120,000	3,040	10.14	120,000	3,040	10.14

Total deposits, borrowings and capital securities	10,299,822	55,354	2.13	10,335,837	77,952	2.99
Other liabilities	226,980			169,689
Stockholders’ equity	889,111			783,465

Total liabilities and stockholders’ equity	$11,415,913			$11,288,991

Net interest income/interest rate spread		$68,345	2.36%		$76,972	2.70%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$722,649			$559,902
Effective interest rate spread			2.48			2.83

	Nine Months Ended September 30,

Interest-earning assets:
Loans	$10,566,127	$393,363	4.96%	$10,161,564	$459,712	6.03%
Mortgage-backed securities	1,825	51	3.73	73,283	2,503	4.55
Trading and investment securities	543,076	11,856	2.92	412,504	12,532	4.06

Total interest-earning assets	11,111,028	405,270	4.86	10,647,351	474,747	5.95
Non-interest-earning assets	401,758			394,628

Total assets	$11,512,786			$11,041,979

Transaction accounts:
Non-interest-bearing checking	$407,452	$-	-%	$293,964	$-	-%
Interest-bearing checking (a)	440,581	874	0.27	421,894	1,065	0.34
Money market	128,364	1,119	1.17	112,830	1,497	1.77
Regular passbook	3,931,071	40,957	1.39	2,875,959	52,502	2.44

Total transaction accounts	4,907,468	42,950	1.17	3,704,647	55,064	1.99
Certificates of deposit	3,998,283	85,279	2.85	4,929,779	133,290	3.61

Total deposits	8,905,751	128,229	1.93	8,634,426	188,354	2.92
Borrowings	1,435,378	44,280	4.12	1,373,979	45,226	4.40
Capital securities	120,000	9,122	10.14	120,000	9,122	10.14

Total deposits, borrowings and capital securities	10,461,129	181,631	2.32	10,128,405	242,702	3.20
Other liabilities	189,872			144,514
Stockholders’ equity	861,785			769,060

Total liabilities and stockholders’ equity	$11,512,786			$11,041,979

Net interest income/interest rate spread		$223,639	2.54%		$232,045	2.75%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$649,899			$518,946
Effective interest rate spread			2.68			2.91

(a) Included amounts swept into money market deposit accounts.
Page 8

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In Thousands)	2003	2002	2003	2002

Loan and deposit related fees
Loan related fees:
Prepayment fees	$4,756	$3,523	$12,460	$12,349
Other fees	2,863	2,366	8,362	6,525
Deposit related fees:
Automated teller machine fees	2,472	2,051	6,738	5,262
Other fees	4,314	3,908	12,472	10,626

Total loan and deposit related fees	$14,405	$11,848	$40,032	$34,762

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$21,660	$9,304	$52,019	$34,457
All other components excluding SFAS 133	686	(7,612)	5,817	(14,142)
SFAS 133	1,121	(2,663)	(1,954)	1,811

Total net gains (losses) on sales of loans and
mortgage-backed securities	$23,467	$(971)	$55,882	$22,126

Secondary marketing gain excluding SFAS 133 as a
percentgage of associated sales	1.15%	0.10%	1.03%	0.51%

Loan servicing income (loss), net
Net cash servicing fees	$5,401	$4,382	$15,534	$11,856
Payoff and curtailment interest cost (a)	(3,869)	(1,182)	(10,014)	(2,619)
Amortization of MSRs	(5,051)	(4,120)	(19,773)	(10,289)
(Provision for) reduction of impairment of MSRs	5,069	(18,043)	(19,575)	(34,116)

Total loan servicing income (loss), net	$1,550	$(18,963)	$(33,828)	$(35,168)

Mortgage servicing rights activity
Gross balance at beginning of period	$89,948	$81,100	$90,584	$65,630
Additions	21,660	9,304	52,019	34,457
Amortization	(5,051)	(4,120)	(19,773)	(10,289)
Sales	-	-	-	(35)
Impairment write-down	(13,892)	(2,579)	(30,165)	(6,058)

Gross balance at end of period	92,665	83,705	92,665	83,705

Allowance balance at beginning of period	41,226	21,329	32,855	8,735
Provision for (reduction of) impairment	(5,069)	18,043	19,575	34,116
Impairment write-down	(13,892)	(2,579)	(30,165)	(6,058)

Allowance balance at end of period	22,265	36,793	22,265	36,793

Total mortgage servicing rights, net	$70,400	$46,912	$70,400	$46,912

As a percentage of associated mortgage loans	0.78%	0.64%	0.78%	0.64%
Estimated fair value (b)	$70,401	$46,986	$70,401	$46,986
Weighted average expected life (in months)	50	39	50	39
Custodial account earnings rate	1.49%	2.06%	1.49%	2.06%
Weighted average discount rate	8.91	8.19	8.91	8.19

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2003	2002	2002

Mortgage loans serviced for others
Total	$9,125,469	$8,316,236	$7,502,157
With capitalized mortgage servicing rights: (b)
Amount	9,068,209	8,036,393	7,355,700
Weighted average interest rate	5.87%	6.51%	6.71%

Custodial escrow balances	$25,732	$15,243	$21,628

(a) Represents contractual obligation to pay interest at the borrower’s loan rate from the date the loan is repaid until the funds are remitted to the investor. This does not include the benefit of the use of repaid loan funds to reduce borrowings and its associated interest expense, which is reported in net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.
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Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2003	2002	2002

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,261,890	$8,647,197	$8,285,998
Residential one-to-four units — subprime	1,050,209	1,386,113	1,420,081

Total residential one-to-four units	9,312,099	10,033,310	9,706,079
Residential five or more units	81,991	10,640	8,430
Commercial real estate	52,440	71,415	77,665
Construction	90,233	103,547	110,125
Land	18,931	53,538	53,885
Non-mortgage:
Commercial	5,235	15,021	17,792
Automobile	5,085	11,641	14,475
Other consumer	70,593	56,782	54,779

Total loans held for investment	9,636,607	10,355,894	10,043,230
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	44,604	1,742	(7,930)
Allowance for losses	(30,770)	(34,999)	(34,880)

Total loans held for investment, net	$9,650,441	$10,322,637	$10,000,420

Loans held for sale, net
Residential one-to-four units	$335,594	$649,964	$662,292
Other consumer	582	-	-
Capitalized basis adjustment (a)	(739)	2,088	3,295

Total loans held for sale	$335,437	$652,052	$665,587

Delinquent loans
30-59 days	$20,590	$28,998	$29,714
60-89 days	10,108	14,070	18,299
90+ days (b)	39,796	51,845	48,585

Total delinquent loans	$70,494	$94,913	$96,598

Delinquencies as a percentage of total loans	0.71%	0.86%	0.90%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$32,430	$34,504	$36,068
Residential one-to-four units — subprime	22,101	32,263	36,304
Other	576	681	823

Total non-accrual loans	55,107	67,448	73,195
Troubled debt restructure — below market rate (c)	-	-	203
Real estate acquired in settlement of loans	7,436	12,360	15,441
Repossessed automobiles	15	6	15

Total non-performing assets	$62,558	$79,814	$88,854

Non-performing assets as a percentage of total assets	0.56%	0.67%	0.71%

(a) Reflects the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c) Represents one residential one-to-four unit loan.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.
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